Exhibit (r)(4)

Code of Ethics

January 2025

1300 S. Church St. Charlotte, NC 28203 T 704.330.7300 F 704.330.7400

Table of Contents

A. Introduction	3
1. Purpose	3
2. Administration of the Code	3
3. Recordkeeping Requirements	4
4. Condition of Employment or Service with the Company	4
B. Standards of Conduct	4
1. Employee Conduct	4
2. Falsification or Alteration of Records	5
3. Competition and Fair Dealing	5
C. Prohibition Against Insider Trading	5
1. Company Policy	5
2. Explanation of Insider Trading	6
3. Compliance Procedures	10
D. Personal Securities Transactions	13
1. General	13
2. Restrictions and Limitations on Personal Securities Transactions	13
3. Reportable Accounts	15
4. Investment Reporting	15
5. Review	16
E. Political Contributions	16
1. Company Contributions	16
2. Foreign Corrupt Practices Act	16
3. Pay-to-Play	16
F. Conflicts of Interest	20
1. General	20
2. Investment Conflicts	20
3. Prohibited Conduct with Clients	20
4. Outside Activities of Employees	21
5. Gifts and Entertainment	22
G. Confidentiality and Privacy Policies	23
1. Company Information	23
2. Client Information and Privacy Policy	24
EXHIBIT A - EMPLOYEE INITIAL AND ANNUAL ACKNOWLEDGMENT FORM	26
EXHIBIT B - COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM	27
EXHIBIT C - OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES	28
EXHIBIT D - BROKERAGE ACCOUNTS DISCLOSURE FORM	37
EXHIBIT E - EMPLOYEE SECURITIES HOLDINGS REPORT	38
EXHIBIT F - EMPLOYEE QUARTERLY TRADE REPORT	39
EXHIBIT G - EMPLOYEE DISCIPLINARY QUESTIONAIRE	41
EXHIBIT H - PAY-TO-PLAY POLICY ACKNOWLEDGMENT & PRE-CLEARANCE FORM	43
EXHIBIT I - NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM	44
EXHIBIT J - RESTRICTED LIST – ADDITION FORM	45
EXHIBIT K - RESTRICTED LIST – DELETION FORM	46
EXHIBIT L - GIFT AND ENTERTAINMENT APPROVAL FORM	47
COMPLIANCE OFFICER APPROVAL/DENIAL	48
EXHIBIT M - FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM CCO APPROVAL/NOTIFICATION	49
EXHIBIT N - NEW BROKER ADDITION FORM	50
EXHIBIT O - RESEARCH/BROKERAGE PRODUCT OR SERVICE REQUEST FORM	51

A.	Introduction

1.	Purpose

Corrum Capital Management LLC, a relying advisor to CC Management GP, LLC, a Delaware Limited Liability Company (the “Company,” or “Corrum”), is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 206(4)-7 of the Investment Advisers Act of 1940 (the “Advisers Act”). The Company has been registered with the SEC since August 12, 2013. The Company’s main office is located in Charlotte, North Carolina. Currently, the Company’s clients for purposes of the Advisers Act are private investment funds and certain other discretionary and non-discretionary investors (each a “Client”, and collectively the “Clients”).

The Company has adopted the policies and procedures described in this section of the Manual (the “Code of Ethics” or “Code”) in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations.

“Access Person” means each employee, partner, director, officer and manager of Corrum, as well as other persons under the supervision and control of Corrum (including temporary or contract workers) (each, an “Employee”) who has access to non-public information regarding the purchase or sale of securities by Corrum or the portfolio holdings of any of its Clients, or who makes recommendations with respect to purchases or sales of securities to any of its Clients. This Code applies to all Access Persons, which may be referred to as “you” or “your.”

This Code is predicated on the principle that the Company owes a fiduciary duty to its Clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost. Accordingly, the Company’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.

In addition, this Code of Ethics has been reasonably designed to prevent Employees who have knowledge of portfolio transactions from acting thereon to the disadvantage of the Company or its Clients. It is the responsibility of each Employee to understand the various laws applicable to such Employee, and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients.

The Code does not address every possible situation that may arise, consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the CCO. Any questions regarding the Company’s Code of Ethics should be referred to the CCO. Each Exhibit to this Code of Ethics is available for completion and storage through the Company’s compliance portal provided by IQEQ as a service provider to Corrum.

2.	Administration of the Code

The Chief Compliance Officer (the “CCO”) shall be responsible for all aspects of administering, and all interpretive issues arising under, this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the CCO.

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3.	Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business for a period of six years (“the period”):

•	A copy of each Code in effect during the period;
•	A record of any violation of the Code and any action taken as a result of the violation during the period;
•	A copy of each personal trading report required by this Code;
•	A record of all persons required to make reports currently and during the period;
•	A record of all persons who are or were responsible for reviewing these reports during the period; and
•	A record of approval of any Access Person’s purchase of securities in an initial public offering (“IPO”) or private placement during the period.

4.	Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company, who is also deemed an Access Person. Employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office). Each Employee shall sign an acknowledgement form (Exhibit A) indicating his or her receipt and understanding of, and agreement to comply with this Code. Such signed acknowledgement should be returned to the CCO and may be submitted electronically via email or the compliance portal (“gVue”).

B.	Standards of Conduct

1.	Employee Conduct

The following general principles should guide the individual conduct of each Employee:

Employees shall:

•	Not take any action that will violate any applicable laws or regulations, including all federal securities laws;
•	Adhere to the highest standards of ethical conduct;
•	Maintain the confidentiality of all information obtained in the course of employment with the Company and sign a Confidentiality Agreement upon hire;
•	Not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain;
•	Disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company and/or any Client to the CCO (directly or via the compliance portal);
•	Deal fairly with Clients and other Employees and not abuse the Employee’s position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company;
•	Comply with the Code of Ethics; and
•	Report violations of federal securities laws, policy violations, and potential policy violations to the CCO.

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2.	Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

•	Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;
•	Manipulating books, records, or reports for personal gain;
•	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;
•	Maintaining any undisclosed or unrecorded Company or Client funds or assets;
•	Using funds for a purpose other than the described purpose;
•	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

3.	Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C.	Prohibition Against Insider Trading

1.	Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly traded issuers, but also any other person who, under certain circumstances, learns of material, non- public information about an issuer, such as attorneys, investment banking analysts and investment managers.

Violations of these restrictions have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

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In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. You may legitimately be uncertain about the application of the rules contained in this Manual in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should notify the CCO immediately if you have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2.	Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions, they should consult the CCO.

What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that should be considered material includes, but is not limited to:

•	Business combinations (such as mergers, acquisitions, or joint ventures),
•	Significant changes in financial results,
•	Changes in dividend policy,
•	Significant changes in earnings estimates,
•	Significant litigation exposure,
•	New product or service announcements,
•	Private securities offerings,
•	Plans for recapitalization,
•	Repurchase of shares or other reorganization plans
•	Antitrust charges,
•	Labor disputes,
•	Pending large commercial or government contracts,
•	Significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and
•	Extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

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No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If you are in receipt of non-public information that you believe is not material, you should confirm such determination with the CCO.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public. If the information is not available in the general media or in a public filing, it should be treated as non-public. If you are uncertain whether information is non-public, you should contact the CCO.

Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company my periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

Contacts with Public Companies

Although the Company generally interacts with private companies, there may be situations where the Company has contacts with public companies as part of the Company’s research efforts. The Company may make investment decisions based on conclusions formed through such contacts and analysis of publicly available information. Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is required to be publicly disclosed by the company under SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, the Company and its Clients, you should contact the CCO immediately if you believe that you may have received material, non-public information.

Contacts with Research Consultants

Employees may wish to engage the services of a third-party research firm (a “Consulting Service”), such as Gerson Lehrman, to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

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Any engagement of a new Consulting Service or Consultant must be pre-approved by the CCO. In addition, Employees must notify the CCO prior to each contact (whether a call or meeting) with any previously approved Consultant.

The following guidelines apply to all Employee contacts with Consulting Services and Consultants:

•	Prior to any conversation with a Consultant, Employees must remind or inform such Consultant that neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose.
•	The consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services or inform the Employee or the Company otherwise.
•	If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List.
•	The CCO or a designee may chaperone calls with Consultants.
•	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation.
•	Employees are reminded of their non-disclosure obligations regarding Company information as described under the Confidentiality and Privacy Policies section of this Code of Ethics.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company, or anyone acting on behalf of either. You should exercise particular caution any time you become aware of non- public information relating to a tender offer.

Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should you decide to access private information of a bank debt issuer, you should notify the CCO immediately. Even if you decide to not access such information, you should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.

Directorships and Committee Memberships

An Employee of the Company may be a member of the Board of Directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer, subject to pre-approval by the CCO. Any such memberships must be reported to the CCO immediately by completing an Outside Business Activities questionnaire in the compliance portal or by submitting Exhibit C (attached hereto).

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Non-disclosure Agreement (NDA)/Confidentiality Agreement

The Company may enter into confidentiality agreements with issuers, their representatives, or third-party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be approved by the CCO (or designee) prior to execution. Confidentiality agreements generally require the Company to maintain information received thereunder in confidence but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If you are uncertain as to your rights and obligations under a confidentiality agreement, please contact the CCO.

“PIPE” & “SPAC” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. You should notify the CCO immediately and exercise particular caution any time you become aware of non-public information relating to a PIPE offering.

A Special Purpose Acquisition Company (SPAC) is a blank check company with no operations that raises capital in an Initial Public Offering (IPO) and places the proceeds into a trust account for subsequent use in acquiring one or more businesses. Following the SPAC's IPO, the SPAC's management team, or "sponsors," will identify acquisition targets and attempt to complete a business combination transaction (the "deSPAC-ing" transaction). Sometimes, the SPAC may require financing in addition to the proceeds from its IPO to complete the deSPAC-ing transaction. The SPAC sponsors may provide this financing in the form of a forward purchase commitment at the time of the IPO, and/or the SPAC may solicit interest from private investment in public equity ("PIPE") investors. SPACs typically must complete the deSPAC-ing transaction within a specified time frame (often 24 months) after the IPO. If the SPAC fails to meet this deadline, the SPAC must liquidate and distribute the proceeds to the public shareholders. Because the SPAC is a publicly traded company prior to the deSPAC-ing transaction, there is a risk that individuals will purchase the SPAC securities after learning of the proposed deSPAC-ing transaction target and other potentially material information, but before that information is publicly announced. You should notify the CCO immediately and exercise particular caution any time you become aware of non-public information relating to a SPAC.

Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information that may have been received as a market rumor.

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Penalties for Insider Trading

You may face severe penalties if you trade securities while in possession of material, non- public information, or if you improperly communicate non-public information to others. The consequences to you of illegal insider trading may include:

•	The Company may terminate your employment.
•	You may be subject to criminal sanctions which may include a fine of up to $1,000,000 and/or up to ten years imprisonment.
•	The SEC can recover your profits gained or losses avoided through illegal trading, and a penalty of up to three times the profit from the illegal trades.
•	The SEC may issue an order permanently barring you from the securities industry.
•	You may be sued by investors seeking to recover damages for insider trading violations.
•	Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.
•	The Company could be subject to fines and penalties in the event an Employee is found liable for insider trading, including civil and criminal penalties in excess of $2 million and restrictions on the Company’s ability to conduct certain of its business activities.

3.	Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Identifying Material Non-public Information

Before executing any trade for yourself or others, including Client accounts, you must determine whether you have access to material, non-public information. Ask yourself the following questions:

•	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?
•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?
•	If after consideration of the foregoing you believe that the information is material and non- public, or if you have questions as to whether the information is material and non-public, you should take the following steps:
o	Report the matter immediately to the CCO.
o	Do not purchase or sell the securities on behalf of yourself or others, including any Client account.

o	Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

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Upon the determination by the CCO that the information received is material and non- public, the CCO will promptly add the name to the Company Restricted List (defined below). A request to add a security to the Restricted List may also be submitted electronically via the compliance portal or by submitting the form shown as Exhibit J to the CCO.

Restricted List

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO or designee will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List. The CCO or designee will keep the Restricted List electronic file on the Company’s secure server. The Restricted List is available for all Employees to view on gVue. No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO or designee will be responsible for determining whether to remove a particular company from the Restricted List. The Employee requesting the removal of an issuer from the Restricted List shall notify the CCO. This request may be submitted electronically via the compliance portal or by submitting the form Exhibit K.

The Restricted List is confidential and may not be disseminated outside the Company.

Confidentiality of Material Non-Public Information

Communications

Information in your possession that you identify as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, do not leave documents or papers containing material, non- public information on your desks or otherwise for people to see, access to files containing material, non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

You may not make unauthorized copies of material, non-public information. Additionally, you must ensure the disposal of any material, non-public information in your possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of your employment with the Company, you must return to the Company any material, non-public information (and all copies thereof in any media) in your possession or under your control.

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D.	Personal Securities Transactions

1.	General

Corrum has adopted the following general principles governing personal investment activities by Corrum personnel:

•	The interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them.
•	All personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility.

2.	Restrictions and Limitations on Personal Securities Transactions

The following restrictions and limitations govern investments and personal securities transactions by all Employees:

Personal Securities Transactions

Employees, their spouses, and other family affiliates under the control of the Employee (i.e. minor children and other dependents) are allowed to engage in individual securities transactions, subject to a 90-day hold period (approval by the CCO for special circumstances), that are not on the Restricted List. However, an Employee and/or his/her spouse may sell out of positions held at the time such Employee commenced employment at the Company at any time without subject to the 90-day hold period.

Employees must pre-clear individual security transactions using the compliance portal, which requires electronic approval by the CCO and IQEQ. In the absence of the CCO, the CFO may provide approvals. Employees must wait to receive an approval email from the compliance portal, IQEQ or the CCO prior to making any individual securities trades. During the pre-clearance process, IQEQ will check the proposed trade against Corrum Capital’s Restricted List and ensure the security is listed on a major stock exchange prior to sending approval. Pre-clearance approval is only good for two consecutive trading days for which a trade is requested. Employees will need to re-seek the pre-clearance approvals if they have not executed their trade within the two-day timeframe. Employees cannot short any individual securities and can only invest in securities listed on major exchanges (e.g., no OTC and pink sheet securities are allowed).

The securities below are exempt from the above restrictions on personal securities transactions:

•	Money-market funds;
•	Open-end mutual funds;
•	Exchange traded funds (“ETFs”) - ETFs are not subject to preclearance requirements, but are subject to a 90-day hold period from the date of purchase;
•	Fully discretionary separately managed accounts (proof required of status);
•	Bankers acceptances, bank CDs, commercial paper and high quality short-term debt instruments;
•	Unit investment trusts;
•	Brokerage certificates of deposit;
•	Direct obligations of the U.S. government (U.S. Treasury securities);
•	Transactions through an established Automatic Investment Plan;

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment plan includes a dividend reinvestment plan (DRIP).

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Restricted List

No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List. All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

The restricted list will be determined and maintained by the CCO. Corrum’s Restricted List shall be comprised of the following:

•	Any individual public equity security held within any of the underlying private equity funds currently invested in or being managed by Corrum;
•	Any individual public equity or debt security held within any of the underlying “activist” hedge funds currently invested in or being managed by Corrum;
•	Any publicly listed business development company (BDC) or securities that are affiliated with the underlying fund managers Corrum is invested in;
•	Any individual public equity security wherein an Employee or a member of Corrum’s board of advisors has a board seat or advisory board position; and
•	Any individual public equity security wherein an Employee has obtained material non-public information.
•	Any individual public equity security in which Corrum has signed an NDA that could cause Corrum to receive material non-public information, as determined by the CCO through discussions with the Employee requesting the NDA.

To make any modifications to the Restricted List, Employees must notify the CCO. These requests may also be submitted electronically in the compliance portal or by submitting the form Exhibit J or Exhibit K. The completed form must be approved by the CCO who will notify IQEQ of any changes. Importantly, it is the responsibility of each Employee to report and identify any material non-public information and to ensure that these names are added to the Restricted List. If there is ever a situation where an Employee is uncertain, or needs additional clarification, please discuss with the CCO.

Participation in IPOs and Secondary Offerings

No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.

Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Business Activities Disclosure Form attached hereto as Exhibit C. This form may also be submitted electronically via the compliance portal.

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3.	Reportable Accounts

All Employees must provide to the CCO a written or electronic disclosure (via the compliance portal) in the form of Exhibit D certifying all Reportable Brokerage Accounts within 10 days after first becoming an Employee and thereafter upon establishing any new Reportable Brokerage Account. For the purposes of this Manual, Reportable Brokerage Accounts include any personal brokerage account over which the Employee has control or discretionary trading authority and that has the capability to hold or trade individual securities (stocks, bonds, options etc.). The following types of accounts are NOT considered Reportable Brokerage Accounts and are not reportable:

•	Any personal brokerage account over which the Employee has no control or discretionary trading authority, including any Managed Accounts (as defined below); and
•	accounts that allocate exclusively to open-end mutual funds and do not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).

A Managed Account is a brokerage account that meets the following criteria:

•	The account is managed by a third-party investment manager; and
•	the Employee has no power to control or influence investment decisions in the account.

The Employee will be required to report the account to the CCO and provide a letter signed by the investment manager on the manager’s letterhead that the above criteria will be met or alternatively, may provide a copy of the investment advisory agreement or contract.

4.	Investment Reporting

Holdings Reports

All Employees must certify their personal securities holdings via the Initial Holdings Report electronically in the compliance portal in the form of Exhibit E within 10 days after first becoming an Employee. The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

Additionally, Employees must submit an Annual Holdings Report electronically in the compliance portal in the form of Exhibit E by January 31 of each year, provided, however, that an Employee need not submit an Annual Holdings Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted.

A report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

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Transactions Reports

Employees must file a written or electronic Quarterly Trade Report via the compliance portal in the form of Exhibit F within 30 days after the end of each calendar quarter that identifies all transaction made during the quarter, provided, however, that an Employee need not submit a Quarterly Trade Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.

A Quarterly Trade Report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

5.	Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Manual, including patterns of front-running or other inappropriate behavior.

E.	Political Contributions

1.	Company Contributions

Firm funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.

2.	Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government, or a foreign political party may also be “instrumentalities” of a foreign government.

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The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Company and its Access Persons must comply with the spirit and the letter of the FCPA at all times. Access Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form electronically in the compliance portal in the form of Exhibit M.

3.	Pay-to-Play

Background

SEC Rule 206(4)-5 prohibits "pay-to-play" practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:

•	An adviser's receipt of compensation from a government entity for two years following any contribution by the adviser or contributions exceeding the De Minimis amounts specified below by certain of its personnel (“covered associates”), to certain officials (“covered official”) of a government entity;
•	Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third-party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations; and
•	An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule and includes increased recordkeeping requirements regarding political contributions made by its covered associates.

The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two-year time out is not triggered by a contribution made by a natural person more than 6 months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits Clients. As a result, the full two year look back applies only to covered associates who solicit for the Company.

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Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•	The purpose of influencing any election for federal, state or local office;
•	The payment of debt incurred in connection with any such election; or
•	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.

Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.

A covered associate includes any of the following:

•	The Company’s general partners, executive officers or other individuals with a similar status or function;
•	Any Employee who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and
•	Any political action committee controlled by the investment adviser or its covered associates.

A covered official is a person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate of a government entity, if the official can (1) directly or indirectly influence the governmental entity’s selection of an investment adviser; or (2) has the authority to appoint an official with such influence. This could cover state or local officials who are running for federal office.

A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant- directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).

Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:

•	All contemplated contributions to a political candidate (including federal, state, local or PACs) by any Employee will require pre-clearance from the CCO by submitting a pre-clearance form in the form of Exhibit H, which may be submitted electronically via the compliance portal.
•	Coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted.
•	Newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two years to determine if the look back provisions will apply by completing and submitting a New Employee Political Contribution Declaration Form attached hereto as Exhibit I, which may be submitted electronically via the compliance portal.
•	Any new relationships with third-party solicitors will require pre-approval from the CCO.

In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.

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Exemptions

De Minimis Contributions

Although all contributions by Employees must be pre-approved, contributions to any state or local candidate or official which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:

•	The Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or
•	The Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception,

•	The contribution had to be less than $350,
•	The Company must have discovered the contribution within four months of the date of such contribution, and
•	The Company must cause the contributor to re-collect the contribution within 60 days after the Company discovers the contribution.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.

In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

Record-keeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five years with the Company or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third-party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.

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F.	Conflicts of Interest

1.	General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to its Clients whenever the failure to do so would defraud any Client or prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a Client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to Clients all material facts regarding the potential conflict of interest so that the Client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

If any Employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company or its Clients, that Employee shall disclose the situation or transaction and the nature of the conflict to the CCO for appropriate consideration.

2.	Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO. Employees shall not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.

3.	Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

•	Rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•	Accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;
•	Own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or
•	Borrow money from or loan money to any of the Company’s service providers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

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4.	Outside Activities of Employees

Policy

Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.

Employees must obtain prior approval from the CCO for any outside activity that involves:

•	A time commitment that would prevent the Employee from performing his/her duties for the Company;
•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;
•	Active participation in any business in the financial services industry or otherwise in competition with the Company;
•	Teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or
•	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities, without the prior approval of the CCO. If such approval is granted, it may be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for a Client account managed by the Company concerning the company in question.

Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO or designee by completing and submitting an Outside Business Activities questionnaire in the form of Exhibit C, submitted electronically via the compliance portal.

The CCO or designee may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company maintains a state or federal registration or license (e.g. California Financing Law (MU2) or Form U-4) for an Employee seeking to engage in an outside business activity, the form may need to be updated to reflect the activity.

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5.	Gifts and Entertainment

Policy

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO or designee to discuss any offered activity or gift that may create such a conflict. The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Entertainment may include such events as meals, shows, concerts, theatre events, sporting events or similar types of entertainment. “Entertainment” also includes in-town and out- of-town trips and seminars where the service provider or counterparty offers to pay for items such as lodging, airfare, meals and/or event expenses. An entertainment event will only be deemed to be entertainment if a representative of the service provider or counterparty is also attending the event (otherwise, it will be deemed to be a gift).

No gift or entertainment may be accepted or given, however, regardless of value, that has the likelihood of influencing, any business decision or relationship of the Company.

Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:

•	No gift of cash or cash equivalents may be accepted.

•	The Company is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the CCO via the form included as Exhibit L, submitted electronically via the compliance portal.

•	Any gift or entertainment provided by the Company to a labor union or a union official must be reported to the CCO via the form included as Exhibit L, submitted electronically via the compliance portal. The Company is required to report on Department Labor Form LM-10 within 90 days following the end of the Company’s fiscal year all gifts and entertainment provided to labor unions or union officials in excess of $250 per fiscal year.

•	The matters described below generally do not create a risk of conflict of interest because they are ordinary or accepted business practices and do not imply any return of favor on the part of the receiving person. If a gift or entertainment is clearly within these exceptions, the CCO does not need to pre-approve it. If an Employee receives a gift from a Client or other person that does not meet these exceptions, they must return the gift, refuse the offer, or request and receive approval of the gift from the CCO via the form included as Exhibit L, submitted electronically via the compliance portal.

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o	Ordinary Business Entertainment and Courtesies - This exception is available for entertainment associated with business meetings or business discussions, including meals, sporting events, charitable events, or golf outings. Such business entertainment and courtesies must not be so excessive that that they could not be treated as a legitimate business expense. Employees may not rely on this exception for gifts that are incidental to business entertainment (e.g., golf equipment given during a golf outing), since any gifts given or received during the course of business entertainment or business meetings are still considered gifts.

o	Client or Vendor-Sponsored Meetings - This exception applies to meetings that have a predominant business purpose (as opposed to a purpose of business entertainment). When such meetings entail payment for travel, overnight accommodations, meals, and entertainment, such amenities must be ordinary business expenses.

o	Expressions of Courtesy and Appreciation - This exception applies to gifts given or received of items such as, but not limited to, fruit, flowers, food, wine, or candy given with monetary value of less than $1,000. Such gifts must not total more than $4,000 per individual recipient per year.

o	Personal Gifts - This exception applies to personal gifts received solely because of kinship, marriage, or social relationships, and not because of any business relationship.

o	Promotional Items - This exception is available for unsolicited advertising or promotional materials that are generally given as promotional or marketing gifts (e.g., pens, coffee mugs or clothing items with a counterparty’s logo). The gift must be of nominal value to qualify for this exception.

Gifts and Entertainment Monitoring

The CCO will be responsible for reviewing any gifts and entertainment reported by Employees and may use the compliance portal to track Employees’ aggregate provision and receipt of gifts and entertainment. The CFO will be responsible for reviewing any gifts and entertainment reported by the CCO.

G.	Confidentiality and Privacy Policies

1.	Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to unauthorized third parties, or use for his/her own personal benefit, any information regarding:

•	Advice by the Company to its Clients or investors;
•	Securities or other investment positions held by the Company, its Clients, or investors;
•	Transactions on behalf of the Company, its Clients, or investors;
•	The name, address or other personal identification information of Clients or investors;
•	Personal financial information of Clients or investors, such as annual income, net worth or account information;
•	Investment and trading systems, models, processes and techniques used by the Company;
•	Company business records, Client and investor files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;
•	Any other non-public information or data furnished to Employees by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or
•	Any other information identified as or which Employees may otherwise be obligated to keep confidential.

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The information described above is the property of Corrum and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another officer of the Company, except for a purpose properly related to the business of Corrum or a Client of Corrum (such as to a Client’s independent accountants or administrator) or as required by law.

Employees are required to sign a Confidentiality Agreement upon hire acknowledging this responsibility.

2.	Client Information and Privacy Policy

The Company is required by federal regulations to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in federal regulations as well as other applicable standards. For purposes of this Privacy Policy, the term Client includes, where appropriate, all individuals who are investors in a Partnership, who have been investors in a Partnership or who are considering an investment in a Partnership.

Implementation

The Company is committed to (i) safekeeping personal information collected from potential, current and former Clients and (ii) safeguarding against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO and the Vice President of Information Technology (the “VPIT”) have been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO and VPIT are to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company has implemented the following requirements:

•	All Employees must attend compliance training at least annually, where privacy and confidentiality is discussed.
•	The office building doors are to remain locked all hours during the day and only authorized individuals are allowed to access Corrum facilities.
•	Hard copy confidential documents are stored and maintained in locked filing cabinets or behind locked doors.
•	Employees should lock their computers when they step away from their desks.
•	Employees should be mindful of their surroundings when having confidential discussions.
•	Sensitive/confidential documents must be retrieved promptly from printers and fax machines.
•	Sensitive/confidential documents that are no longer required to be maintained, in accordance with the Books and Records Policy in the Compliance Manual, must be placed in a locked shred bin.
•	Access to network files and folders is restricted and monitored by the VPIT in accordance with the Information Security Policy, such that only those individuals who need access to a particular file or folder and are authorized have access.
•	All devices that have access to Company systems, networks, or email, including mobile devices, must be password protected (see password section of Information Security Policy for additional details).
•	The scope of security measures is reviewed at least annually by the CCO and VPIT in accordance with the Information Security Policy.
•	The CCO and VPIT reasonably monitor Corrum’s information systems, including for unauthorized use or access, and reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).
•	The CCO reviews all contractual relationships with third party service providers engaged by the Company to verify adequate protections are in place with respect to the safeguarding of personal information.

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Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, while processing a Client’s Subscription Agreement to a partnership and the partnership’s ongoing dealings with such Client, Corrum may obtain non-public personal information about such Client. This information may include the Client’s name, address, telephone number, email address, passport number, social security number, taxpayer identification number, bank account number, transaction history and other personal information. Corrum may collect different types of information in a variety of ways, including:

•	Information it receives from a Client’s Subscription Agreement, from other forms and questionnaires, or otherwise in the course of establishing a Client relationship.

•	Information about an investor’s transactions with the Partnership, its affiliates, or others, such as such investor’s investment and withdrawal history.

Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our firm, fund administrators, custodians, brokers, accountants, lawyers, consultants, insurance companies and other services providers of the Company, (ii) to comply with legal or regulatory requirements, or (iii.) at the individual’s request or consent,. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services.

Companies hired to provide support services to Corrum are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law.

The Company does not (i.) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (ii.) sell information relating to its Clients to any outside third parties.

Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.

Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

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The Company also maintains reasonable restrictions upon physical access to records containing personal information and stores such records in secure facilities.

Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company will either discard the communication or archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide a means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, the Company utilizes the Mimecast SECURE messaging feature to send emails containing personally identifiable information and other highly sensitive communications. This feature is activated by typing the word SECURE in ALL CAPS (case sensitive) in the subject line of the email. Once the user presses “Send,” the email and attachments are securely uploaded to an email server on the Mimecast cloud, scanned for malware, checked against email privacy, content and data leak prevention (DLP) policies, and then stored in a secure AES-encrypted archive. A notification message is sent to the recipient of the email, directing the recipient to log into the SECURE messaging portal where they can read and reply to secure messages and compose a new message to the original sender. If this feature is not available, the Company will utilize other means to protect the transmission of sensitive information, which may include setting up a secure ftp site. The Vice President of Information Technology (VPIT) can assist with setting up secure file transfers (via FTP) if needed. Communications with the Company may also be conducted via telephone or by facsimile.

Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides a Privacy Notice for informational purposes to Clients and will distribute and update it as required by law. This Privacy Policy and the Privacy Notice is also available upon request.

If an Employee receives a request from a Client regarding the privacy of their personal data, the request must be forwarded to the CCO.

Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Compliance Manual, including this Code of Ethics and Privacy Policy.

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EXHIBIT A - EMPLOYEE INITIAL AND ANNUAL ACKNOWLEDGMENT FORM

The undersigned Employee of Corrum Capital Management LLC (the “Company”) acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the “Manual”). The Employee understands that observance of the policies and procedures contained in the Manual is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Manual and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) as required by the Manual.

Employee Name: __________________________________

Employee Signature:________________________________

Date: ___________________________________________

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EXHIBIT B - COMPLIANCE CONCERN REPORTING AND CERTIFICATION FORM

Every employee of Corrum Capital Management LLC must internally disclose any and all compliance, regulatory and legal concerns regarding the Company, its Clients, and its Employees.

To that end, and to aid the Company in meeting all of its legal and regulatory requirements, please use this form at least quarterly to disclose, certify disclosure, or certify the lack of knowledge of any legal or regulatory concerns.

Please check all that apply:

❑	I am reporting a legal or regulatory concern, which is briefly described below.

❑	Other than as reported here or in previously submitted forms, I have no legal or regulatory concerns regarding the Company, its Clients or its Employees. If I believe a previously reported concern has gone unaddressed, I am reporting such concern again here and the fact that it has gone unaddressed.

1.
2.

In addition, I have read and understand the firm’s Compliance Manual and Code of Ethics which sets forth the firm’s policies and procedures, and I agree to abide by such policy during the term of my employment.

Employee Name: __________________________________

Employee Signature:_______________________________

Date: __________________________________________

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EXHIBIT C - OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

All Employees are expected to devote their business day to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To verify that such conflicts are avoided, an Employee must obtain the written approval of the CCO prior to:

•	Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses, including charitable, non-profit organizations

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company for compensation

•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder

•	Making a private investment

•	Obtaining a controlling interest in any company or entity

•	Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm or becoming actively involved in a proxy contest

•	Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust, or association, other than the Company, whether as a fee, commission, bonus, or other consideration such as stock, options, or warrants.

Every Employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an Employee must advise the Company if the Employee is or believes that he or she may become a participant, either as a plaintiff, defendant, or witness, in any litigation or arbitration.

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OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES

INSTRUCTIONS:

The Company expects its full-time Employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association, or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company or a Client, the Employee may be required to terminate such activity or investment.

Name of Employee

Section A. GENERAL (All employees must complete all questions in Section A.)

1.	Yes	No

I am seeking approval to become a director, officer, general partner, sole proprietor, or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates.

If yes, complete only Sections B and H.

2.	Yes	No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian, or trustee. If yes, complete only Sections C and H.

3.	Yes	No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	Yes	No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	Yes	No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	Yes	No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant, or witness. If yes, complete only Sections G and H.

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Section B. EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity: _______________________________________________
Employee’s Position or Function: _______________________________________________
Activity or Business of Organization or Entity:	_______________________________________________
Type and Location of Organization or Entity: ____________________________________
Date Association with Organization or Entity will Commence:___________________________________________________

Hours Devoted Per Day:	During Business Hours ___________ During Non-Business Hours _________

Annual Compensation From Organization or Entity:	________________________________
Financial Interest in Organization or Entity: ______________________________________

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No
Does any conflict of interest exist between any the Company or any of its affiliates?	Yes	No
Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section C.   FIDUCIARY RELATIONSHIPS

Name of Person, Organization or Entity that Employee will be acting for: _____________________

________________________________________________________________________________

Employee’s Fiduciary Capacity: ______________________________________________________

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?

If yes, please describe: ______________________________________________________________

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.

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Section D.   PRIVATE INVESTMENTS

Name of Organization or Entity:________________________________________________________________

Type and Size of Interest:________________________________________________________________

Type and Location of Organization or Entity:________________________________________________________________

Activity or Business of Organization or Entity:________________________________________________________________

Date Interest to be Acquired:________________________________________________________________

If Equity Interest, Percentage Ownership:________________________________________________________________

Will you be receiving any selling compensation in connection with this investment?  __________________________

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No

Does any conflict of interest exist between the Company or any of its affiliates?	Yes	No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section E.  CONTROL INTERESTS

Name of Organization or Entity:_________________________________________________________________

Type and Size of Interest:_________________________________________________________________

Ownership Percentage:_________________________________________________________________

Activity or Business of Organization or Entity:_________________________________________________________________

Date Interest to be Acquired: _________________________________________________________________

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	Yes	No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	Yes	No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section F. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):__________________________________________________________

Target Organization or Entity:__________________________________________________________

Activity or Business of Organization or Entity:__________________________________________________________

Type and Location of Organization or Entity:__________________________________________________________

Employee Role or Function:  __________________________________________________________

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	Yes	No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	Yes	No

If yes to any of the above, please provide full explanation.

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Section G.  ARBITRATION/LITIGATION

Employee Role:	Plaintiff	❑	Defendant	❑	Witness	❑

Title of Action: ______________________________________________________________

Description of Action: __________________________________________________________

___________________________________________________________________________________________

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	Yes	No

Is any Company client, counterparty or vendor involved in or affected by this action?	Yes	No

If yes to any of the above, please provide full explanation.

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Section H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I. COMPLIANCE OFFICER APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

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EXHIBIT D - BROKERAGE ACCOUNTS DISCLOSURE FORM

Every Employee must disclose to the CCO any and all brokerage accounts in the name of the Employee, over which the Employee exercises discretion (express or in fact) or in which the Employee has an interest.

Disclosure is not required for any account:

•	Over which the employee has no control or discretionary trading authority (including Managed Accounts), or

•	That is limited to exempted securities such as bank certificates of deposit, open-end mutual fund shares, and Treasury obligations, and does not have discretionary brokerage capability for individual securities (e.g., 529 and 401(k) accounts).

Please check one of the following and sign below:

❑	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

❑	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

Name and Number of Account	Name and Phone Number of Organization Where Account is Located
1
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name:

Employee Signature:	Date:	_____________/_______/________

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EXHIBIT E - EMPLOYEE SECURITIES HOLDINGS REPORT

As of ___________________________________________20_________

Name of Company	Ticker, Symbol or CUSIP number	Type of Security (Stock, bond, option, etc.)	Holding Type (Long, Short)	Number of Shares	Principal Amount	Broker/ Account number

*Note: In lieu of listing on this form each and every security held as of the date above, you may attach as an exhibit to this document your annual statement(s) from each reportable brokerage account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL reportable securities holdings as of the date above.

❑	I do not have any reportable brokerage accounts.

❑	I have reported above all reportable holdings in my personal brokerage accounts.

Employee Name:

Employee Signature:	Date:	_____________/_______/________

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EXHIBIT F - EMPLOYEE QUARTERLY TRADE REPORT

For the calendar Quarter ending______________________________,20 _______

With respect to securities transactions that are covered by the reporting requirement of the Company’s Compliance Manual and Code of Ethics (Please initial one of the following):

___________                      I have not engaged in any securities transactions which must be reported.

___________                      I have listed below all securities transactions which must be reported.

All securities transactions which must be reported were executed in accounts for which the CCO directly receives duplicate trade confirmations and brokerage statements. I have not engaged in any other securities transactions except as disclosed therein.

Employee Name:

Employee Signature:	Date:	_____________/_______/________

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Employee Name:____________________Quarter ended: _________________, 20 ______

Trade Date	Company or Symbol (Ticker or CUSIP)	Security Description (Stock, bond, option, etc.)	Transaction Type (Buy, Sell, Short, etc.)	Number of Shares	Price	Account/Broker

*Note - In lieu of listing each required transaction, you may attach a copy of the confirmation or account statement covering each reportable transaction for the applicable quarterly period. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses ALL reportable transactions during the applicable quarterly period.

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EXHIBIT G - EMPLOYEE DISCIPLINARY QUESTIONAIRE

Employee Name:________________________Date:_____________________________________

Important Note: This form is to be completed by each employee of CC Management Partners GP, LLC and its affiliates. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the CCO, Jason Cipriani. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the Chief Compliance Officer and to promptly submit a new questionnaire.

A.	In the past ten years, have you:	Yes	No
	(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court of any felony?	☐	☐
	(2) Been charged with any felony?	☐	☐
B.	In the past ten years, have you:
	(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment- related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	☐	☐
	(2) Been charged with a misdemeanor listed in B (1)?	☐	☐
	(3) Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	☐	☐
C.	Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:
	(1) Found you to have made a false statement or omission?	☐	☐
	(2) Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	☐	☐
	(3) Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐
	(4) Entered an order against you in connection with investment-related activity?	☐	☐

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	(5) Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐
D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
	(1) Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?	☐	☐
	(2) Ever found you to have been involved in a violation of an investment-related regulation or statute?	☐	☐
	(3) Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐
	(4) Ever entered an order against you in connection with an investment-related activity, statute or regulation?	☐	☐
	(5) Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted you from any activity?	☐	☐
	(6) Ever imposed a civil money penalty of more than $2,500 on you?	☐	☐
E.	Has any self-regulatory organization or commodities exchange ever:
	(1) Found you to have made a false statement or omission?	☐	☐
	(2) Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	☐	☐
	(3) Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐
	(4) Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	☐	☐
	(5) Ever barred or suspended you from membership or from association with other members, or expelled you from membership?	☐	☐
	(6) Ever significantly limited you from investment-related activities or fined you more than $2,500?	☐	☐
F.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?	☐	☐
G.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D or E above?	☐	☐
H.	Has any domestic or foreign or military court:
	(1) In the past ten years, enjoined you in connection with any investment-related activity?	☐	☐
	(2) Ever found that you were involved in a violation of an investment-related statute or regulation?	☐	☐
	(3) Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐
	(4) Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?	☐	☐
I.	In the past 10 years, have you been involved in any legal or disciplinary event not noted above that may be considered material to an investor’s evaluation of CC Management Partners GP, LLC or the integrity of its personnel?	☐	☐
J.	Have you ever been involved in any legal or disciplinary event not noted above that is so serious that it is material to an investor’s or prospective investor’s evaluation of CC Management Partners GP, LLC or the integrity of its personnel?	☐	☐
K.	Have you ever been the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule, or order?	☐	☐

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:___________________________

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EXHIBIT H - PAY-TO-PLAY POLICY ACKNOWLEDGMENT & PRE-CLEARANCE FORM

Employee Name:__________________________________Title:____________________________________

The Company has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Compliance Manual). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution: ____________________________________

Covered Official Receiving Contribution:____________________________________

Current Title and Occupation Covered Official: ____________________________________

Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?	Yes	No

If Yes, title of the office being sought:____________________________________

Description of Contribution (Cash, Use of Phones, etc.):____________________________________

Value of Contribution:____________________________________

❑	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

APPROVED DENIED

Employee Signature:	Date:

Reviewed By:	Date:

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EXHIBIT I - NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM

In order to comply with certain regulatory requirements, the Company is required to ascertain if you have made certain political contributions in the past two years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.

1.	Name: ___________________________________________________________________________________

2.	Address (include for past 2 years):__________________________________________________

___________________________________________________________________________________

3.	Your Position:__________________________________________________________________________

4.	Have you made any Contributions to any Official of a Government Entity or political party of a state or subdivision or political action committee (“PAC”) within the past two years? (Please check):

Yes__________No__________

If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below.

If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.

5.	Name of the official, political party or PAC to whom you made the Contribution?

Date and amount (or description) of the Contribution?

Office held or sought by the official, if applicable?

Signature	Date

Chief Compliance Officer Signature

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EXHIBIT J - RESTRICTED LIST – ADDITION FORM

Restricted Entity Name:___________________Ticker/CUSIP:___________________________________________

Analyst Name:______________________________________________

Please list any other persons with whom you will share the information described herein:

Date Added to Restricted List:_______________/___________/____________

Please describe the material non-public information received:

How was the information obtained (i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts/estimates were obtained, please provide time period of estimates. _____________________________

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)___________________________________________

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes:_______________No:_______________________

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:___________________________________________________________________________________

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

Employee Name:____________________________________________

Employee Signature:_____________________Date:__________/__________/_____________

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EXHIBIT K - RESTRICTED LIST – DELETION FORM

Restricted Entity Name:________________________________

Ticker/CUSIP:___________________________________

Analyst Name:_____________________________

Date Added to Restricted List:_______________/_________/____________

Date Removed From Restricted List:______________/_________/_________

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e. because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

When was the last time you received material non-public information regarding this entity?

Did the firm participate in a transaction in connection with receipt of the material non-public information? Yes No________If yes, provide details_____________________________

Did you share the material non-public information with any person outside of the Company? Yes No If yes, please explain:

Employee Name:_______________________________________

Employee Signature:___________________Date:________/______/___________

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EXHIBIT L - GIFT AND ENTERTAINMENT APPROVAL FORM

Requested By:________________________Date of Request:___________________________

Payor	Purpose and location or description of gift (if applicable)	Attendees	Amount	Date of Event

Total

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts:_________________Entertainment:__________________ Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

Approved	Denied

Name of Compliance Officer	Date Signature of Compliance Officer

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EXHIBIT M - FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Employee Name:_____________________________

CCO APPROVAL/NOTIFICATION

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EXHIBIT N - NEW BROKER ADDITION FORM

All new broker relationships are expected to be reviewed and approved by the CCO. Requests for new broker accounts should be initiated through the trading desk by completing the information below. Any requests for information from an executing broker should be sent to the CCO who will then provide the documentation to the broker upon receipt of this form.

Counterparty Name:_________________________________________________________

Counterparty Contact (Info Request): ___________________________________________

Phone: (_______________)_____-_________

Fax:	(___________)_______-_____________

Address:	________________________________

_______________________________

_______________________________

Requested By: ______________________________________________________ Reason for

Adding Broker:___________________________________________________________

____________________________________________________________________

Commission Rate:__________________________

Employee Name:__________________________

Employee Signature:_______________________Date:___________/____________/_________________

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EXHIBIT O - RESEARCH/BROKERAGE PRODUCT OR SERVICE REQUEST FORM

PREPARED

BY:__________________________________ TODAY’S DATE:__________/__________/____________

The product or service being requested is:

____________A renewal of a product or service___________A new product or service Vendor name and name of product or service:

Term of proposed product or service: From:____/____/____ To:_____/_____/____ Estimated annual hard dollar cost of product/service: $________________________________________

A description of the product or service: (Please include a full description and/or attach copies of relevant materials.)
____________________________________________________________________________

___________________________________________________________________________________

Accounts or investment strategies benefiting from the use of this product or service:

Name(s) and title(s) (e.g., portfolio manager, analyst) of those who will be using this product or service: _________________

How is the product or service delivered? (Check all that apply):

Is the product or service provided by a broker or third party?

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If the product or service assists in both research and non-research functions (e.g., mixed use), indicate a good faith and reasonable allocation of the cost between research and non-research functions:

_______________________________% Research and/or Brokerage

_______________________________% Non-Research/Non-Brokerage

Employee Name:___________________________________

Employee Signature:________________________________Date:_____/_______/___________

Business Approval:

Approved by: Date: _______________________________/_________/____________Name:

Compliance Approval:

Approved by: Date: _______________________________/_________/____________Name:

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